EXHIBIT 99.1

For Immediate Release

For Information Contact:

Kenneth W. Sanders	Larry Wahl
Chief Financial Officer	Director, Investor Relations & Corp. Comm.
(954) 489-4000, ext. 7900	(954) 489-4000, ext. 7225

SportsLine.com, Inc. Reports Fourth Quarter Operating Results

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Revenue Grows by 27%; Positive EBITDA of $5.7 Million Achieved

FORT LAUDERDALE, FL (February 3, 2004) – SportsLine.com, Inc. (NASDAQ:SPLN), a leading Internet sports media company and publisher of CBS SportsLine.com (http://cbs.sportsline.com), today announced its operating results for the quarter ended December 31, 2003. The Company achieved EBITDA from continuing operations (net loss from continuing operations excluding net interest and other income/expense, taxes, depreciation and amortization, equity consideration to third parties, stock compensation expense, and employee termination and restructuring charge) of $5.7 million for the quarter, compared to EBITDA from continuing operations of $1.1 million in the same quarter of 2002.

The Company reported revenue from continuing operations of $22.8 million for the quarter, a 27% increase over the $17.9 million (consisting of $17.3 million in cash revenue and $0.6 million in barter revenue) reported in the same quarter a year ago. The Company did not recognize any barter revenue in 2003. Excluding barter revenue, the Company’s revenue from continuing operations increased 32% for the quarter. The Company’s net loss for the quarter was $3.5 million, or $0.08 per basic and diluted share, a 62% improvement over the net loss $9.2 million, or $0.25 per basic and diluted share, in the same quarter of 2002.

“SportsLine.com’s fourth quarter results are further evidence of the continued improvement in the Company’s business trends,” said Michael Levy, founder and CEO of SportsLine.com, Inc. “The operating leverage that is inherent in our model is increasingly evident as our business continues to grow.”

For the full year 2003, the Company’s EBITDA loss from continuing operations was $2.9 million, an 80% improvement over the EBITDA loss from continuing operations of $14.4 million in 2002. Revenue from continuing operations for the full year 2003 was $57.7 million, a 7% increase over 2002 full year revenue from continuing operations of $54.1 million (which consisted of $49.0 million in cash revenue and $5.1 million in barter revenue). Excluding barter revenue, the Company’s revenue from continuing operations increased 18%. The Company’s net loss for the full year in 2003 was $38.8 million, or $0.94 per basic and diluted share, a 24% improvement over the net loss of $51.3 million, or $1.45 per basic and diluted share, in 2002.

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

SportsLine.com, Inc.

Financial Highlights

(in thousands, except per-share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002(1)	2003	2002(1)
Revenue	$22,782	$17,903	$57,667	$54,133

Loss from continuing operations	$(3,801)	$(7,805)	$(38,274)	$(54,958)

Net loss	$(3,505)	$(9,155)	$(38,769)	$(51,328)

Basic and diluted loss per share before discontinued operations	$(0.09)	$(0.21)	$(0.93)	$(1.55)

Basic and diluted loss per share	$(0.08)	$(0.25)	$(0.94)	$(1.45)

Weighted average shares outstanding	42,087	37,025	41,377	35,421

EBITDA from continuing operations(2)	$5,692	$1,083	$(2,856)	$(14,413)

(1)	The amounts for prior periods have been restated to reclassify discontinued operations.
(2)	EBITDA amounts for prior periods have been restated to conform with current period presentation. See Supplemental Financial Data for a reconciliation of EBITDA from continuing operations to net loss.

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

Additional Financial Highlights

Revenue

•	Advertising and marketing services revenue from continuing operations increased 19% to $12.9 million in the fourth quarter of 2003 from $10.9 million in the fourth quarter of 2002 (which consisted of $10.3 million in cash revenue and $0.6 million in barter revenue). The Company did not recognize any barter revenue in 2003. For the full year 2003, advertising and marketing services revenue from continuing operations was $41.7 million compared with $42.2 million in 2002 (which consisted of $37.1 million in cash revenue and $5.1 million in barter revenue). Excluding barter revenue, advertising and marketing services revenue from continuing operations increased 26% for the fourth quarter and 13% for the full year 2003.

•	The success of the Company’s fantasy football sales contributed to a rise in subscription and premium services revenue from continuing operations for the quarter to $9.9 million, a 40% increase over the $7.0 million reported in the same quarter a year ago. Subscription and premium products revenue from continuing operations for the full year 2003 increased 34% to $15.9 million compared to $11.9 million in 2002.

•	The average price per unit for the fantasy football league management service increased to more than $133 in 2003, a 6% increase over the average price in 2002.

•	The Company’s revenue mix from continuing operations for the full year 2003 was 72% advertising and marketing services and 28% subscription and premium products, compared to a 78%-22% split in 2002.

•	Revenue generated through joint sales efforts with CBS represented approximately 13% of the Company’s total advertising sales in the quarter ended December 31, 2003, compared to 7% in the same quarter a year ago. For the full year 2003, revenue generated through joint sales efforts with CBS represented approximately 13% of the Company’s total advertising sales, compared to 6% for the full year 2002.

Operating Expenses

•	Total operating expenses from continuing operations for the quarter ended December 31, 2003 were $18.5 million, down from $19.0 million for the same quarter in 2002. Excluding the $2.0 million employee termination and restructuring charge in the fourth quarter of 2003, total operating expenses from continuing operations were $16.5 million, a 13% improvement from $19.0 million for the same period in 2002. Operating expenses from continuing operations for the full year 2003 of $73.6 million improved 15% from $87.0 million in 2002.

•	At the end of December 2003, the Company’s total headcount was 262, compared with 264 at the end of December 2002, excluding employees of the discontinued operations.

Balance Sheet

•	As of December 31, 2003, the Company’s cash and cash equivalents, and marketable securities totaled approximately $29 million, compared to approximately $38 million at the end of December 2002. Please refer to the condensed consolidated balance sheets and consolidated statements of cash flows contained in this press release.

•	Capital expenditures for the quarter ended December 31, 2003 were approximately $200,000 bringing the total for the full year 2003 to approximately $1.3 million, consistent with the Company’s full-year projection of $1-$2 million.

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

Recent Business Highlights

Fantasy Sports Continues Growth

•	More than 100,000 paid fantasy leagues, representing more than 1.1 million team owners were formed in SportsLine.com’s fee-based football, baseball, basketball and hockey fantasy games in 2003. The number of leagues increased approximately 25% over total paid leagues in 2002.

•	A Nielsen//NetRatings survey conducted in October established SportsLine.com as the clear leader among paid fantasy football sites, with more than three times the number of fantasy players as its nearest competitor, and significantly more paid players than the next four sites (ESPN.com, Fanball, Foxsports.com and CNNSI.com) combined. The survey also showed that SportsLine.com fantasy football players spent much more time on the site than the players of other paid fantasy sites, with an average of 1 hour and 42 minutes per user during the month, compared to only 55 minutes for the average ESPN.com user and less for the other three sites.

LVSC Sale Finalized

•	In November, the Company sold its subsidiary, Las Vegas Sports Consultants, to a group of Las Vegas-based investors. That sale, along with the sale of VegasInsider.com in June 2003, completed the Company’s disposition of its gaming information operations.

PGATOUR.COM Agreement Extended

•	In October, the Company announced a new multi-year agreement with the PGA TOUR, whereby both parties will continue their relationship to co-produce PGATOUR.COM, a leading online golf destination.

AOL Relationship Modified

•	In October, the Company terminated its existing agreement with AOL and entered into a new agreement, under which SportsLine.com will no longer receive promotion from AOL, but will continue to provide certain programming services for the AOL Sports Channel for up to the next 12 months. The Company will also provide AOL with private label fantasy sports game products.

•	In connection with the termination of the existing agreement, AOL refunded to the Company approximately 1.7 million shares of common stock which were retired and cancelled in October 2003. In addition, the Company was relieved from its obligation to pay an additional $1,000,000 to AOL in 2003.

Snyder promoted

•	In November, the Company announced the promotion of Steve Snyder to executive vice president upon the resignation of Peter Pezaris. Mr. Snyder who has held various production, marketing and development positions with the Company, most recently as vice president of marketing, is responsible for programming, production, fantasy products, operations and technology, as well as marketing.

Audience Usage Continues Strong

•	The SportsLine.com network of Web sites continues to be among the “stickiest” on the Web. According to Nielsen//NetRatings, of the 100 most heavily trafficked Web properties, the SportsLine.com network ranked in the top 10 in time spent per user in each month of the fourth quarter of 2003.

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

Business Outlook

The following business outlook section, as well as other forward looking statements in this press release, is based on current expectations as of today only. Due to economic and advertising market variables, and changes in consumer acceptance and other variables related to the Company’s subscription products, including the introduction of additional competing subscription products in the marketplace, among other factors, there can be no assurance that the Company will achieve the stated outlook. SportsLine.com makes these statements as of today and undertakes no obligation to update these statements. While it is currently expected that these business outlook statements will not be updated prior to the release of SportsLine.com’s 2004 first quarter earnings announcement, the Company reserves the right to update the outlook for any reason during the quarter, including the occurrence of material events.

The Company expects full year revenue growth for 2004 to be in the 12-18% range, although some quarters may exceed the range and others may be below the range due to seasonal fluctuations. The Company is expecting to reduce its net loss for the full year 2004 by 20-30%. Consistent with previous results, most of the revenue growth and the reduction in net loss are expected to occur in the second half of the year.

The Company is also projecting positive EBITDA for the full year 2004, with EBITDA losses in the first half of the year and positive EBITDA during the second half of the year.

About SportsLine.com, Inc.

SportsLine.com (Nasdaq:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce. As the publisher of CBS SportsLine.com and the official Web sites of the NFL, PGA TOUR and NCAA Sports, the Company serves as one of the most comprehensive sports information sources available, providing an unmatched breadth and depth of multimedia sports news, information, entertainment and merchandise.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com’s actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, dependence on advertising revenues, which are difficult to forecast, the growth rate of the Internet, constantly changing technology and market acceptance of the company’s products and services. In addition to these risks, the Company’s business and results of operations may be materially adversely affected by the outcome of the pending class action securities litigation. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com’s Securities and Exchange Commission filings, including those discussed under the caption “Risk Factors That May Affect Future Results” in SportsLine.com’s latest Annual Report on Form 10-K/A. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

SportsLine.com, Inc.

Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002(1)	2003	2002(1)
Revenue:
Advertising and marketing services	$12,932	$10,865	$41,737	$42,226
Subscription and premium products	9,850	7,038	15,930	11,907

Total revenue	22,782	17,903	57,667	54,133
Cost of revenue	8,085	6,734	22,374	22,130

Gross profit	14,697	11,169	35,293	32,003

Operating expenses:
Sales and marketing:
Equity consideration to Viacom for promotion	5,572	5,571	22,286	24,036
Other	5,013	5,993	21,358	26,381
General and administrative	5,271	5,566	20,874	25,232
Depreciation and amortization	778	1,844	4,385	8,813
Write-down of e-commerce assets	—	—	2,800	—
Employee termination and restucturing charge	1,864	—	1,864	2,499

Total operating expenses	18,498	18,974	73,567	86,961

Loss from continuing operations	(3,801)	(7,805)	(38,274)	(54,958)
Net interest and other income (expense)	106	71	(166)	(41)

Loss before discontinued operations and tax benefit	(3,695)	(7,734)	(38,440)	(54,999)
Tax benefit	—	—	—	720
Income (loss) from discontinued operations	97	(1,421)	(137)	2,951
Income (loss) from sale of discontinued operations	93	—	(192)	—

Net loss	$(3,505)	$(9,155)	$(38,769)	$(51,328)

Basic and diluted loss per share before discontinued operations and tax benefit	$(0.09)	$(0.21)	$(0.93)	$(1.55)
Income (loss) per share from discontinued operations	0.01	(0.04)	—	0.08
Loss per share from sale of discontinued operations	—	—	(0.01)	—
Tax benefit	—	—	—	0.02

Basic and diluted loss per share	$(0.08)	$(0.25)	$(0.94)	$(1.45)

Basic and diluted weighted average shares outstanding	42,087	37,025	41,377	35,421

EBITDA from continuing operations(2)	$5,692	$1,083	$(2,856)	$(14,413)

(1)	The amounts for prior periods have been restated to reclassify discontinued operations.
(2)	EBITDA amounts for prior periods have been restated to conform with current period presentation. See Supplemental Financial Data for a reconciliation of EBITDA from continuing operations to net loss.

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

Supplemental Financial Data (unaudited)

In order to fully assess the Company’s financial operating results, management believes that EBITDA from continuing operations is an appropriate measure of evaluating the operating and liquidity performance of the Company, because it reflects the resources available for operating funds and strategic opportunities, including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. However, EBITDA from continuing operations should be considered in addition to, not as a substitute for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2003	2002(1)	2003	2002(1)
EBITDA reconciliation:
Net loss	$(3,505)	$(9,155)	$(38,769)	$(51,328)
Equity consideration to third parties	5,809	5,949	23,659	25,535
Depreciation and amortization	778	1,844	4,385	8,813
Write-down of e-commerce assets	—	—	2,800	—
Employee termination and restructuring charge	2,010	—	2,010	2,499
Stock compensation expense	896	1,095	2,564	3,698
(Income) loss from discontinued operations	(190)	1,421	329	(2,951)
Tax benefit	—	—	—	(720)
Interest and other expense, net	(106)	(71)	166	41

EBITDA from continuing operations(2)	$5,692	$1,083	$(2,856)	$(14,413)

(1)	The amounts for prior periods have been restated to reclassify discontinued operations.
(2)	EBITDA amounts for prior periods have been restated to conform with current period presentation.

Supplemental financial data related to gaming information operations, which are now reflected as discontinued operations in the Company’s consolidated statements of operations:

(in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Advertising and marketing services revenue	$—	$1,109	$188	$6,160
Subscription and premium products revenue	250	877	1,455	2,342
Cost of revenue	(119)	(532)	(1,437)	(1,991)
Sales and marketing expense	(1)	(154)	(137)	(558)
General and administrative expense	(33)	(65)	(200)	(328)
Depreciation and amortization	—	(7)	(7)	(2,677)
Write-down of goodwill	—	(2,650)	—	—
Interest income, net	—	1	1	3

Income (loss) from discontinued operations	$97	$(1,421)	$(137)	$2,951

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

SportsLine.com, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(38,769)	$(51,328)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,385	8,840
Equity consideration to third parties	23,659	25,535
Write-down of goodwill	—	2,650
Write-down of e-commerce assets	2,800	—
Loss from sale of discontinued operations	192	—
Stock compensation expense	2,837	3,721
Other	(663)	743
Changes in assets and liabilities:
Accounts receivable	(3,039)	(3,426)
Prepaid expenses and other assets	(579)	1,644
Accounts payable	(596)	649
Accrued expenses	1,026	4,698
Deferred revenue	260	(853)

Net cash used in operating activities	(8,487)	(7,127)

Cash flows from investing activities:
Purchases of available-for-sale securities	(24,077)	(16,844)
Sales of available-for-sale securities	14,259	2,489
Purchases of held-to-maturity securities	(3,292)	(9,936)
Maturities of held-to-maturity securities	7,094	20,081
Purchase of property and equipment	(1,335)	(1,389)
Sales of intangible assets	—	155
Purchase of licenses	(250)	—
Proceeds from divestiture of business	1,610	—
Net change in restricted cash	25	54

Net cash used in investing activities	(5,966)	(5,390)

Cash flows from financing activities:
Proceeds from exercise of employee options	213	118
Repurchase of common stock	(658)	(235)

Net cash used in financing activities	(445)	(117)

Net decrease in cash and cash equivalents	(14,898)	(12,634)

Cash and cash equivalents, beginning of period	17,383	30,017

Cash and cash equivalents, end of period	$2,485	$17,383

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SportsLine.com Reports Fourth Quarter 2003 Operating Results

SportsLine.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
	(unaudited)
Assets:
Cash and cash equivalents	$2,485	$17,383
Short-term marketable securities	16,943	3,866
Receivables, prepaids and other current assets	15,989	11,393
Assets held for sale	—	2,204

Total current assets	35,417	34,846
Non-current marketable securities	9,134	16,376
Property and equipment, net	5,563	7,537
Deferred advertising and content-CBS	6,857	9,143
Other assets	2,435	8,027
Goodwill	16,194	16,194

	$75,600	$92,123

Liabilities and Shareholders’ Equity:
Current liabilities	$19,708	$14,255
Liabilities held for sale	—	137
Long-term convertible notes	16,661	16,678
Other long-term liabilities	15,833	6,883
Shareholders’ equity	23,398	54,170

	$75,600	$92,123

Supplemental schedule of cash and marketable securities

	December 31, 2003	December 31, 2002
	(unaudited)
Cash and cash equivalents	$2,485	$17,383
Short-term marketable securities	16,943	3,866
Non-current marketable securities	9,134	16,376

	$28,562	$37,625

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